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                          S i d l e y  &  A u s t i n
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


     Dallas                       Bank One Plaza              Hong Kong
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  Los Angeles                 10 S. Dearborn Street            London
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   New York                 Chicago, Illinois 60603           Shanghai
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Washington, D.C.              Telephone 312 853 7000          Singapore
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                              Facsimile 312 853 7036            Tokyo
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                                 Founded 1866


                                 June 27, 2000


AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois 60014

          Re:  AptarGroup, Inc.
               2,080,000 Shares of Common Stock, par value $.01 per share
               ----------------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by AptarGroup, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,080,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, together with 2,080,000 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued under the Company's 2000 Stock Awards Plan and 2000 Director Stock Option Plan (collectively, the "Plans").
The terms of the Rights are set forth in the Rights Agreement dated as of April 6, 1993 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C. (formerly Chemical Bank), as Rights Agent.

          We are familiar with the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company and the resolutions adopted to date by the Board of Directors of the Company relating to the Plans and the Registration Statement.

          In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
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S i d l e y  &  A u s t i n                                       C h i c a g o


AptarGroup, Inc
June 27, 2000
Page 2

               Based on the foregoing, we are of the opinion that:

               1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

               2. If, pursuant to due authorization of the Company's Board of Directors, the Company shall issue authorized and unissued shares of its Common Stock pursuant to either Plan, such Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof) provided in the applicable Plan.

               3. The Rights associated with the Shares referred to in paragraph 2 will be legally issued when (i) such Rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated Shares have been duly issued and paid for as set forth in paragraph 2.

               We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares and the Rights.

          This opinion is limited to the General Corporation Law of the State of Delaware. The opinion expressed in paragraph 2 above is qualified to the extent that the Shares referred to therein are assessable as provided in Section
180.0622 of the Wisconsin Business Corporation Law as interpreted by the courts of the State of Wisconsin.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,



                              Sidley & Austin